EXHIBIT 10.6

MAY DISCRETIONARY

CREDIT AGREEMENT

THIS DISCRETIONARY CREDIT AGREEMENT, dated as of July 1, 2003, is by and between MEDICALCV, INC., a Minnesota corporation (the “Borrower”), and PKM PROPERTIES, LLC, a Minnesota limited liability company (the “Lender”).

RECITALS:

1.             Paul K. Miller (“Miller”) is a director and shareholder of the Borrower and is a member and manager of, and has a material financial interest in, the Lender.

2.             The Lender has previously made available to the Borrower a $943,666 discretionary credit facility under a Discretionary Credit Agreement dated January 17, 2003 as it may have been or may be amended, modified, supplemented, restated or replaced from time to time (the “January Discretionary Credit Agreement”).

3.             The Borrower and the Lender are parties to that certain Building Lease dated April 4, 2003 between Lender as landlord and Borrower as tenant as it may be amended, modified, supplemented, restated or replaced from time to time (the “Lease”).

4.             The Borrower has requested that the Lender make available to the Borrower an additional $1,000,000 discretionary credit facility under this Agreement.

5.             The Borrower will use the proceeds of advances, if any, under the Discretionary Facility (defined below) to satisfy all currently due and payable obligations to the Lender under the January Discretionary Credit Agreement and the Lease and as working capital to continue operating as a going concern.

AGREEMENTS:

IN CONSIDERATION of the foregoing premises, and the mutual covenants set forth herein, the parties agree as follows:

ARTICLE 1           DEFINITIONS AND ACCOUNTING TERMS

Section 1.1            Defined Terms.  In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set out respectively after each (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

Act of Bankruptcy:  With respect to any Person, if (i) the Person shall (1) be or become insolvent, or (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of the Person or of all or a substantial part of the Person’s property, or (3) commence a voluntary case under any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding under the laws of any jurisdiction, or (4) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (5) admit in writing its inability to pay its debts as they mature, or (6) make an assignment for the benefit of its creditors; or (ii) a proceeding or case shall be commenced, without the application or consent of the Person, in any court of competent jurisdiction, seeking (1) the liquidation, reorganization, dissolution, winding up or the composition or adjustment of debts of the Person, (2) the appointment of a trustee, receiver, custodian or liquidator or the like of the Person or of all or any substantial part of the Person’s property, or (3) similar relief in respect of the Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts.

Adverse Event:  The occurrence of any event that could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

Affiliate:  Any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower or any of its Subsidiaries, or (ii) five percent (5%) or more of the equity interest of which is held beneficially or of record by the Borrower or any of its Subsidiaries.  Control for purposes of this definition means the possession, directly or indirectly, of the power to cause the direction of management and policies of a Person, whether through the ownership of voting securities or otherwise.

Agreement:  This May Discretionary Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

Business Day:  Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which state banks are permitted to be open in Minneapolis, Minnesota.

Capitalized Lease:  Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

Code:  The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

Collateral:  The collateral as defined in Section 5.1.

Default:  Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

Discretionary Credit Expiration Date:   The date that first occurs: (i) May 27, 2004, or (ii) the date on which the Discretionary Facility is terminated pursuant to Section 10.2.

Discretionary Facility:  The discretionary credit facility under which the Lender may make loans, in the Lender’s sole and absolute discretion, to the Borrower in accordance with Article 2 and the Discretionary Note up to an aggregate principal amount at any one time outstanding not to exceed $1,000,000.

Discretionary Loans:  Any loans made by the Lender to the Borrower, in the Lender’s sole and absolute discretion, under the Discretionary Facility, including, without limitation, the Initial Advances.

Discretionary Note:  That certain May Discretionary Credit Note dated the date hereof executed by the Borrower and made payable to the order of the Lender in the original principal amount of $1,000,000, as it may be amended, modified, supplemented, restated or replaced from time to time.

Event of Default:  Any event described in Section 10.1.

Federal Reserve Board:  The Board of Governors of the Federal Reserve System or any successor thereto.

Financing Statements:  UCC Financing Statements naming the Borrower as debtor and the Lender as secured party and describing the Collateral as the property covered thereby.

GAAP:  Generally accepted accounting principles, consistently applied.

Hauser:  Peter L. Hauser, his successors heirs and assigns.

Hauser Note:  That certain Subordinated Promissory Note given by the Borrower in favor of Hauser in the original principal amount of $1,000,000 as it exists on the date hereof.

Indebtedness:  Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation on account of deposits or advances; (c) any obligation for the deferred purchase price of any property or services; (d) any obligation as lessee under any Capitalized Lease; (e) all guaranties, endorsements and other contingent obligations respecting Indebtedness of others; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit.  For all purposes of this Agreement (i) the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, and (ii) the Indebtedness of any Person shall include the Indebtedness of any joint venture in which such Person is a joint venturer.  The term “Indebtedness” shall in no event include Trade Accounts Payable.

Interest Rate:  The rate of interest equal to 10.0%; provided, however, that from and after the occurrence of any Default and continuing thereafter until such Default shall be remedied to the written satisfaction of the Lender, the Interest Rate shall, at the election of the Lender, be that rate of interest equal to Interest Rate otherwise applicable plus 2.0%.

Investment:  The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

Lien:  Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

Loan Documents:  This Agreement, the Discretionary Note, the May Security Agreement, the Financing Statements, the Warrants, and each other instrument, document, guaranty, security agreement, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, or any collateral for the Discretionary Loans.

May Security Agreement:  That certain May Security Agreement dated the date hereof executed by the Borrower and delivered to the Lender and Hauser, as it may be amended, modified, supplemented, restated or replaced from time to time.

Obligations:  The obligation of the Borrower: (a) to pay the principal of and interest on the Discretionary Note in accordance with the terms hereof and thereof, and to satisfy all of the Borrower’s other obligations to the Lender, whether hereunder, under any Loan Document, or otherwise, whether now existing or hereafter incurred, matured or unmatured including without limitation the obligations pursuant to the January Discretionary Credit Agreement, the Lease, letters of credit, direct or contingent, joint or several, and including without limitation obligations to or credit from others in which the Lender has a direct or indirect interest (including without limitation participations), including any extensions, modifications, renewals thereof and substitutions therefor; (b) to repay to the Lender all amounts advanced by the Lender hereunder or otherwise on behalf of the Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and (c) to pay all of the Lender’s expenses and costs, together with the reasonable fees and expenses of its counsel in connection with the preparation and negotiation of this Agreement and other Loan Documents, and any amendments thereto and the documents required hereunder or thereunder, or any proceedings brought or threatened to enforce payment of any of the Obligations described in clauses (a) or (b) above.

Permitted Lien:  Any Lien of a kind specified in paragraphs (a)-(e) of Section 9.7.

Person:  Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

Subordinated Debt:  Any Indebtedness of the Borrower, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent that the Lender has approved in writing prior to the date hereof or prior to the creation of such Indebtedness.

Subordination and Intercreditor Agreement:  That certain Subordination and Intercreditor Agreement between Lender and Hauser dated the date hereof as it may be amended, modified, supplemented, restated or replaced from time to time.

Subsidiary:  Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of:  (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

Trade Accounts Payable:  The trade accounts payable of any Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person’s business.

Warrants:  Warrants to purchase shares of the common stock of the Borrower in form and substance acceptable to Lender to be issued by the Borrower to the Lender as required under Section 3.4.

Section 1.2            Accounting Terms and Calculations.  Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in Articles 8 and 9 hereof) shall be made in accordance with GAAP consistently applied.

Section 1.3            Other Definitional Terms.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections, Exhibits, Schedules and like references are to this Agreement unless otherwise expressly provided.

ARTICLE 2           TERMS OF LENDING

Section 2.1            Discretionary Facility.  The Borrower has requested that the Lender make loans to the Borrower from time to time under the Discretionary Facility.  THE LENDER HAS NOT COMMITTED TO PROVIDE ANY SUCH LOANS AND MAY, IN ITS SOLE AND ABSOLUTE DISCRETION, DECIDE NOT TO MAKE ANY SUCH LOANS.  If the Lender, in its discretion, agrees to make any such loans, such loans shall (a) not exceed an aggregate principal amount of the Discretionary Facility, (b) be made in accordance with the terms of this Agreement, and (c) be made on or before the Discretionary Credit Expiration Date.  THE BORROWER ACKNOWLEDGES AND AGREES THAT THE LENDER IS NOT OBLIGATED TO MAKE ANY ADVANCES HEREUNDER, WHETHER OR NOT A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED.

Section 2.2            Borrowing Procedures.  Each time the Borrower desires to obtain a loan under the Discretionary Facility pursuant to Section 2.1, such request shall be in writing (which may be by telecopy) or by telephone, and must be given so as to be received by the Lender not later than 11:00 a.m., Minneapolis time, on the date of the requested advance.  Each request for a Discretionary Loan shall specify (i) the borrowing date (which shall be a Business Day), and (ii) the amount of such Loan.  Any request for a Discretionary Loan shall be deemed to be a representation that no event has occurred and is continuing, or will result from such Discretionary Loan, which constitutes a Default or an Event of Default, and that the Borrower’s representations and warranties contained in Article 7 are true and correct as of the date of the Discretionary Loan as though made on and as of such date.  If the Lender approves a requested Discretionary Loan in its sole discretion, the Lender shall make the amount of the requested advance available to the Borrower at the Lender’s principal office in Edina, Minnesota, in immediately available funds not later than 5:00 p.m., Minneapolis time, within 3 Business Days of the date requested.  The Borrower shall be obligated to repay all advances the Lender reasonably determines were requested on behalf of the Borrower notwithstanding the fact that the person requesting the same was not in fact authorized to do so.

Section 2.3            The Discretionary Note.  The obligation of the Borrower to repay any and all loans made under Section 2.1 shall be evidenced by the Discretionary Note of the Borrower, in form and substance acceptable to the Lender.  The Lender shall enter in its records the amount of each advance under, and the payments made on, the Discretionary Facility, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

ARTICLE 3           INTEREST AND COSTS

Section 3.1            Interest on Discretionary Loan.  The unpaid principal amount of the Discretionary Facility shall bear interest at the Interest Rate.

Section 3.2            Computation.  Interest on the Discretionary Note shall be computed on the basis of actual days elapsed and a year of 360 days.

Section 3.3            Payment Dates.  Interest accruing on the Discretionary Note shall be due and payable as specified in such Discretionary Note.

Section 3.4            Warrant.  As further consideration for the financing provided by Lender hereunder, upon the Lender making Discretionary Loans in the amounts set forth below, the Borrower will issue warrants in form and substance satisfactory to the Lender to purchase the number of shares of common stock of the Borrower for $0.70 per share set forth opposite the advance amounts below:

Advance Amounts under the Discretionary Facility	Shares
$260,000 (advanced May, 28, 2003)	200,000
$225,000 (advanced June 11, 2003)	60,000
$225,000	60,178
$225,000	60,179

The Borrower acknowledges that the Lender advanced $260,000 to the Borrower on May 28, 2003 and an additional $225,000 on June 11, 2003, in each case under this Agreement upon the mutual agreement that this Agreement and the related Loan Documents would be drafted, executed and delivered as soon as practicable.  Accordingly, on the date hereof, the Borrower will issue to the Lender a warrant to purchase 260,000 shares of the common stock of the Borrower for $0.70 per share.

Section 3.5            Loan Fee.  As further consideration for the financing provided by Lender hereunder, upon the Lender making Discretionary Loans in the amounts set forth below, the Borrower will pay to the Lender a fee in the amount set forth opposite the advance amounts below:

Advance Amounts under the Discretionary Facility	Fee
$260,000 (advanced May, 28, 2003)	$34,210.53
$225,000 (advanced June 11, 2003)	$10,263.16
$225,000	$10,263.16
$225,000	$10,263.16

The Borrower acknowledges that the Lender advanced $260,000 to the Borrower on May 28, 2003 and an additional $225,000 on June 11, 2003, in each case under this Agreement upon the mutual agreement that this Agreement and the related Loan Documents would be drafted, executed and delivered as soon as practicable.  Accordingly, on the date of each such advance, the Lender is deemed to have made an additional Discretionary Loan in the amounts of $34,210.53 and $10,263.16 respectively, and the Borrower is deemed to have immediately paid such amounts to Lender as payment of the required fee.  If and when additional Discretionary Loans are made under this Agreement, loan proceeds will be advanced by the Lender to the Borrower net of the fee required under this Section, and that such fee will be deemed to be a Discretionary Loan.

ARTICLE 4           PAYMENTS AND PREPAYMENTS

Section 4.1            Repayment.  Principal of the Discretionary Facility shall be due and payable as specified in the Discretionary Note.

Section 4.2            Conditional Optional Prepayments.  The Borrower may prepay the Discretionary Loan, in whole or in part, at any time without premium or penalty; provided, however, that the Borrower may not prepay all or any part of the Discretionary Loan until the Borrower first indefeasibly satisfies in full (a) all of the Borrower’s Obligations due and payable at such time under the Lease, and (b) all of the Borrower’s other Obligations to the Lender (excluding the Borrower’s Obligations under the Lease) regardless of whether such other Obligations are then due and payable, including, without limitation all of the Borrower’s obligations under the January Discretionary Credit Agreement.  Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid.

Section 4.3            Accelerated Payments.  Upon the occurrence of an Event of Default and the acceleration of the Discretionary Note, pursuant to and as permitted by Section 10.2, the Discretionary Note and all other Obligations, shall be immediately due and payable as provided in Section 10.2 and in the Discretionary Note.

Section 4.4            Payments.  Payments and prepayments of principal of, and interest on, the Discretionary Note and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Lender in Minneapolis, Minnesota.  Funds received on any day after such time shall be deemed to have been received on the next Business Day.  Whenever any payment to be made hereunder or on the Discretionary Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

Section 4.5            Mandatory Prepayments.  The Borrower shall prepay the Obligations as provided in the Subordination and Intercreditor Agreement.

ARTICLE 5           COLLATERAL SECURITY

Section 5.1            Composition of the Collateral.  The property in which a security interest is, or is intended to be, granted pursuant to this Agreement, the May Security Agreement, or any other Loan Document and the provisions of Section 5.2 is herein collectively called the “Collateral.”  The Collateral, together with all the Borrower’s other property of any kind held by the Lender, shall stand as one general, continuing collateral security for all of the Obligations, and may be retained by the Lender until all Obligations have been satisfied in full, and the Discretionary Facility has terminated.

Section 5.2            Rights in Property Held by the Lender.  As security for the prompt satisfaction of all Obligations, the Borrower hereby assigns, transfers and sets over to the Lender all of its right, title and interest in and to, and grants to the Lender a lien on and a security interest in, any amounts which may be owing from time to time by the Lender to the Borrower in any capacity, including, but without limitation, any balance or share belonging to the Borrower of any deposit or other account with the Lender, which lien and security interest shall be independent of any right of setoff which the Lender may have.

Section 5.3            Priority of Liens. The liens as provided for under this Agreement, the May Security Agreement and the other Loan Documents shall be first and prior liens subject only to Permitted Liens.

Section 5.4            Financing Statements.  The Borrower will authorize, execute and deliver such security agreements, assignments, and UCC financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to the Lender as the Lender may specify and will pay or reimburse the Lender for all costs of filing or recording the same in such public offices as the Lender may designate, and take such other steps as the Lender shall direct, including the noting of the Lender’s lien on the chattel paper or any vehicle certificates of title, in order to perfect the Lender’s interest in the Collateral.

ARTICLE 6           CONDITIONS PRECEDENT

Section 6.1            Conditions of Initial Loan.  If the Lender decides to make any additional Loans under the Discretionary Facility in the Lender’s discretion, the Borrower shall deliver to the Lender (prior to the Lender making any other Discretionary Loan) all of the following, in form and substance satisfactory to the Lender, each duly executed and certified or dated the date hereof or such other date as is satisfactory to the Lender.

(a)            The Discretionary Note, duly executed by the Borrower.

(b)            The May Security Agreement, duly executed by the Borrower.

(c)            The Warrants.

(d)            The Financing Statements, duly authorized by the Borrower.

(e)            A Secretary’s Certificate certifying: (1) a copy of the Articles of Incorporation of the Borrower with all amendments thereto, (2) a copy of the Bylaws of the Borrower with all amendments thereto, (3) a copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents, and (4) the names, titles, and signatures of the officers of the Borrower authorized to execute the Loan Documents and to request advances hereunder.

(f)             Copies of the policies of insurance or other evidence acceptable to the Lender in its absolute discretion showing that the insurance required by the May Security Agreement and the other Loan Documents is in full force and effect.

(g)            Such collateral audits, equipment appraisals and lien searches as the Lender may request, each in form and substance, and conducted by auditors/appraisers/search services acceptable to the Lender in its sole discretion.

(h)            Satisfaction in full of all Obligations or other obligations due and payable from Borrower to Lender or Miller as of the date of such additional loan, including,

without limitation, all amounts due and payable with respect to the Lease and the January Discretionary Credit Agreement.

(i)            The Subordination and Intercreditor Agreement duly executed by Hauser.

(j)            That certain Representation Acknowledgement duly executed by Hauser.

(k)           That certain Amendment to Warrants duly executed by the Borrower.

(l)            True, correct, fully-executed and complete copies of the Hauser Note and all documents related thereto.

(m)          Such other documents or instruments as the Lender may request to consummate the transaction contemplated hereby.

Section 6.2            Conditions Precedent to all Loans.  The obligation of the Lender to make the Discretionary Loan described in Section 2.1(b) hereunder, and if the Lender decides to make any other loan under the Discretionary Facility in the Lender’s discretion, each such loan shall be subject to the satisfaction of the following conditions precedent (and any request for a Discretionary Loan shall be deemed a written certification that such conditions precedent have been satisfied):

(a)            Before and after giving effect to such Discretionary Loan, the representations and warranties contained in Article 7 shall be true and correct, as though made on the date of such Discretionary Loan; and

(b)            Before and after giving effect to such Discretionary Loan, no Default or Event of Default shall have occurred and be continuing.

ARTICLE 7           REPRESENTATIONS AND WARRANTIES

To induce the Lender to enter into this Agreement, and to consider making Discretionary Loans hereunder, the Borrower represents and warrants to the Lender:

Section 7.1            Organization, Standing, Etc.  The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota, and has all requisite corporate power and authority to carry on its businesses as now conducted, to enter into the Loan Documents and to perform its obligations under the Loan Documents.  The Borrower is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary, and where the failure to so qualify could result in an Adverse Event.

Section 7.2            Authorization and Validity.  The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

Section 7.3            No Conflict; No Default.  The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation (including, without limitation, Minnesota Statute Section 302A.673) or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles of Incorporation or Bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower, other than Liens in favor of the Lender and Permitted Liens. The Borrower is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event.  The Borrower is not in default under the Lease or any Loan Document (as such term is defined in the January Discretionary Credit Agreement).

Section 7.4            Government Consent.  No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

Section 7.5            Financial Statements and Condition.  The Borrower’s financial statements, as heretofore furnished to the Lender, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower as at such dates specified therein and the results of its operations and changes in financial position for the respective periods then ended.  As of the dates of such financial statements, the Borrower has not had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto.

Section 7.6            Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower, could constitute an Adverse Event.

Section 7.7            Contingent Payments or Liabilities.  Except as disclosed in the financial statements described in Section 7.5, the Borrower does not have any contingent payments or liabilities which are material to the Borrower.

Section 7.8            Compliance.  The Borrower is in material compliance with all statutes and governmental rules and regulations applicable to it.

Section 7.9            Environmental, Health and Safety Laws.  There does not exist any violation by the Borrower of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or which would require a material expenditure by the Borrower to cure.  The Borrower has not received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

Section 7.10         Ownership of Property: Liens.  The Borrower has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower in the financial statements of the Borrower referred to in Section 7.5 (other than property disposed of since the date of such financial statement in the ordinary course of business).  None of the properties, revenues or assets of the Borrower is subject to a Lien, except for Permitted Liens.

Section 7.11         Taxes.  The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).  No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges.  The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

Section 7.12         Licenses and Infringement.  The Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its business substantially as now conducted and as presently proposed to be conducted.  There does not exist and there is no reason to anticipate that there may exist, any liability to the Borrower with respect to any claim of infringement regarding any franchise, patent, copyright, trademark or trade name possessed or used by the Borrower.

Section 7.13         Subsidiaries.  The Borrower does not have any Subsidiaries.

Section 7.14         Partnerships and Joint Ventures.  The Borrower is not a partner (limited or general) in any partnerships and the Borrower is not a joint venturer in any joint ventures.

Section 7.15         Minnesota Business Corporation Act.  If and to the extent that Minnesota Statute § 302A.673 (the “Minnesota Business Combination Act”) applies to the execution, delivery and performance by the Borrower of the Loan Documents, such execution, delivery and performance by the Borrower of the Loan Documents would be permitted under the Minnesota Business Combination Act because the date of the execution of this Agreement is subsequent to the expiration of the period of four years following Miller’s “share acquisition date” (as that term is defined in the Minnesota Business Corporation Act under Minnesota Statute §302A.011, Subd. 51.).

Section 7.16         TCF Line of Credit.  The Borrower was in negotiations with TCF for financing.  Neither Miller nor Lender has any obligation to provide any guaranty or other credit enhancement or has any other obligation with respect to any such financing.  Borrower will indemnify and hold Miller and Lender harmless from any claims, fees, costs or expenses related to such financing.

Section 7.17         Completeness of Disclosures.  No representation or warranty by the Borrower contained herein or in any other Loan Document, or in any certificate or other document furnished heretofore or concurrently with the signing of this Agreement or any other Loan Document by the Borrower to the Lender in connection with the transactions contemplated hereunder or under any other Loan Document, contains any untrue statement of a material fact or omits to state a material fact which would prevent or materially inhibit the Borrower from performing this Agreement or any other Loan Document according to its terms.

Section 7.18         Survival of Representations.  All of the representations and warranties set forth in the immediately preceding subsections shall survive until all the Obligations shall have been satisfied in full, and the Discretionary Facility has been terminated.

Each of the foregoing warranties and representations shall be deemed to be repeated and reaffirmed on and as of the date any Discretionary Loan is made hereunder by the Lender to the Borrower pursuant to Article 2.

ARTICLE 8           AFFIRMATIVE COVENANTS

From the date of this Agreement and thereafter until the Discretionary Facility is terminated or expires and the Obligations have been paid in full, unless the Lender shall otherwise expressly consent in writing, the Borrower will do all of the following:

Section 8.1            Financial Statements and Reports.  Furnish to the Lender:

(a)            As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited financial statements of the Borrower prepared in conformity with GAAP, consisting of at least statements of income, cash flow and stockholders’ equity for such year, and a balance sheet as at the end of such year, all in reasonable detail and certified without qualification by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Lender.

(b)            As soon as available and in any event within 30 days after the end of each month, a copy of the company-prepared financial statements of the Borrower prepared in the same manner as the financial statements referred to in Section 8.1(a), signed by the Chief Financial Officer of the Borrower, consisting of at least a statement of income for such month, and a balance sheet of the Borrower as at the end of such month.

(c)            promptly after the sending or filing thereof, copies of all regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

(d)            From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

Section 8.2            Corporate Existence.  Maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

Section 8.3            Insurance.  Maintain with financially sound and reputable insurance companies such insurance in such amounts and against such risks as is reasonably requested by the Lender or as may be required by law or as may be customary in the case of reputable corporations engaged in the same or similar business and similarly situated, including, without limitation, property, hazard, fire, wind, hail, theft, collapse, comprehensive general public liability, and business interruption insurance, and worker’s compensation or similar insurance.  The Borrower shall furnish to the Lender full information and written evidence as to the insurance maintained by the Borrower.  All policies shall contain the insurer’s promise not to cancel the policy without 30 days prior written notice to the Lender at its address set forth below.  All policies shall name the Lender as an additional insured or loss payee, as appropriate, as its interests may appear.

Section 8.4            Payment of Taxes and Claims.  File all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower’s title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower’s books in accordance with GAAP.

Section 8.5            Inspection; Collateral Audits.  Permit any Person designated by the Lender to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, and to conduct such collateral audits and appraisals, at such times and intervals as the Lender may designate.  The expenses of the Lender for such visits, inspections, examinations and audits shall be at the expense of the Borrower.

Section 8.6            Books and Records.  Keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

Section 8.7            Compliance.  Comply with the requirements of all applicable state and federal laws, and of all rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

Section 8.8            Environmental Matters.  Observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute an Adverse Event.

Section 8.9            Notice of Litigation.  Promptly provide written notice to the Lender of all litigation, arbitration or mediation proceedings, and of all proceedings by or before any court or governmental or regulatory agency affecting the Borrower, describing the nature thereof and the steps being taken with respect to such proceeding.

Section 8.10         Notice of Default.  Promptly provide written notice to the Lender of any Default or Event of Default, describing the nature thereof and what action the Borrower proposes to take with respect thereto.

ARTICLE 9           NEGATIVE COVENANTS

From the date of this Agreement and thereafter until the Discretionary Facility is terminated or expires and the Obligations have been paid in full, unless the Lender shall otherwise expressly consent in writing, the Borrower will not do any of the following:

Section 9.1            Merger.  Merge or consolidate or enter into any analogous reorganization or transaction with any Person.

Section 9.2            Sale of Assets.  Sell, transfer, assign, lease or otherwise convey all or any substantial part of its assets (whether in one transaction or in a series of transactions) to any Person other than in the ordinary course of business.

Section 9.3            Subsidiaries, Partnerships, Joint Ventures.  Do any of the following: (a) form or acquire any corporation or limited liability company which would thereby become a Subsidiary; or (b) form or enter into any partnership as a limited or general partner or into any joint venture.

Section 9.4            Restricted Payments.  Either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrower’s stock, declare or pay any dividends or distributions thereon, make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower’s stock or set aside any funds for any such purpose; or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Indebtedness of the Borrower that is subordinated in right of payment to any of the Obligations (whether pursuant to its terms or by operation of law) except for payments expressly permitted by a written subordination agreement to which Lender is a party.

Section 9.5            Investments.  Acquire for value, make, have or hold any Investments, except:

(a)            Investments outstanding on the date hereof and listed on Schedule 9.5;

(b)            direct obligations of the United States of America;

(c)            extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; and

(d)            commercial paper issued by U.S. corporations rated “A-1” by Standard & Poor Corporation or “P-1” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation).

Section 9.6            Indebtedness.  Create, incur, issue, assume or suffer to exist any Indebtedness, except:

(a)            the Obligations;

(b)            Indebtedness outstanding on the date hereof secured by Permitted Liens, together with any extension, renewal or replacement thereof (so long as such Indebtedness is not increased above the amount outstanding immediately prior to giving effect to any such extension, renewal or replacement);

(c)            the Hauser Note; and

(d)            any Subordinated Debt.

Section 9.7            Liens.  Create, incur, assume or suffer to exist any Lien with respect to any property, revenues or assets now owned or hereafter arising or acquired, except:

(a)            Liens existing on the date of this Agreement and disclosed on Schedule 9.7;

(b)            Deposits or pledges to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of the Borrower’s business;

(c)            Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4;

(d)            Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.4; and

(e)            Purchase money liens or security interests or Capitalized Leases upon or in property acquired after the date hereof by Borrower, provided that: (i) no such lien or security interest extends or shall extend to or cover any property of Borrower other than the property then being acquired; and (ii) the aggregate principal amount of the Indebtedness secured by any such lien or security interest shall not exceed the cost of such property so acquired in connection therewith.

Section 9.8            Transactions with Affiliates.  Enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate.

ARTICLE 10        EVENTS OF DEFAULT AND REMEDIES

Section 10.1         Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)            The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of the Obligations; or

(b)            Any representation or warranty made by the Borrower in the Loan Documents or in any certificate, statement, report or other writing furnished by the Borrower to the Lender pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified; or

(c)            The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in the Loan Documents or any other document, instrument or agreement between Borrower and either Lender or Miller, including, without limitation, the Lease and the January Discretionary Credit Agreement; or

(d)            An Act of Bankruptcy shall occur with respect to the Borrower; or

(e)            The maturity of any Indebtedness (other than Indebtedness under this Agreement and whether owed to the Lender or to others) shall be accelerated, or the Borrower shall fail to pay any such Indebtedness when due or, in the case of such Indebtedness payable on demand, when demanded, or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor.

Section 10.2         Remedies.  If (a) any Event of Default described in Section 10.1(d) shall occur, the Discretionary Facility (including, without limitation, any obligation of the Lender to make any Discretionary Loan under Section 2.1(b)) shall automatically terminate and the outstanding unpaid principal balance of the Discretionary Note, the accrued interest thereon and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Lender may take any or all of the following actions: (i) declare the Discretionary Facility (including, without limitation, any obligation of the Lender to make any Discretionary Loan under Section 2.1(b)) to be terminated, whereupon the Discretionary Facility (including, without limitation, any obligation of the Lender to make any Discretionary Loan under Section 2.1(b)) shall terminate, and (ii) declare the outstanding unpaid principal balance of the Discretionary Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Discretionary Note, all accrued and unpaid interest thereon and all such other Obligations shall immediately become due and payable, in each case without further demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Discretionary Note to the contrary notwithstanding.  In addition, upon any Event of Default, the Lender may exercise all rights and remedies under any other instrument, document or agreement between the Borrower and the Lender, and enforce all rights and remedies under any applicable law, including without limitation the rights and remedies available upon default to a secured party under the Uniform Commercial Code as adopted in the State of Minnesota, including, without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties.

Section 10.3         Offset.  In addition to the remedies set forth in Section 10.2, the Lender or any other holder of the Discretionary Note may offset any and all obligations of the Lender or such other holder of the Discretionary Note, against the Indebtedness then owed by the Borrower to the Lender.  Nothing in this Agreement shall be deemed a waiver or prohibition of the Lender’s rights offset or counterclaim, which right the Borrower hereby grants to the Lender.

ARTICLE 11        MISCELLANEOUS

Section 11.1         Waiver and Amendment.  No failure on the part of the Lender or the holder of the Discretionary Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.  The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Lender hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law.  No notice to or demand on the Borrower not required hereunder or under the Discretionary Note shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender or the holder of the Discretionary Note to any other or further action in any circumstances without notice or demand.  No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modifications, waiver or consent shall be effective only in the specific instances and for the specific purpose for which given.  Miller’s approval of any Borrower corporate action, in his capacity as a director of Borrower, whether by written action or otherwise, is not a sufficient waiver or consent to satisfy any waiver or consent requirement with respect to any Obligations.

Section 11.2         Expenses and Indemnities.  Whether or not any Discretionary Loan is made hereunder, the Borrower agrees to reimburse the Lender upon demand for all reasonable expenses paid or incurred by either the Lender or Miller (including filing and recording costs and fees and expenses of legal counsel of each of Lender and Miller) in connection with the preparation, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of the Loan Documents.  The Borrower agrees to pay, and save the Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents.  The Borrower agrees to indemnify and hold the Lender harmless from any loss or expense which may arise or be created by the acceptance of instructions for making Loans or disbursing the proceeds thereof. The Borrower agrees to indemnify and hold the Lender and Miller harmless from any obligation to pay any fees or commissions to any broker or finder in connection with the transactions contemplated in the Loan Documents, including, without limitation, to NDX Trading, Inc.  The Borrower shall indemnify and hold harmless the Lender and its respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of any representation or warranty made by the Borrower in the Loan Documents or in any certificate, statement, report or other writing furnished by the Borrower to the Lender or Miller pursuant to the Loan Documents or any other instrument, document or agreement shall prove to have been false or misleading. The obligations of the Borrower under this Section 11.2 shall survive any termination or expiration of the Discretionary Facility and payment in full of the Obligations.

Section 11.3         Notices.  Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from a first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Lender under Article 2 hereof shall be deemed to have been given only when received by the Lender.  If notice to the Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten calendar days prior to the date of intended disposition or other action.

Section 11.4         Successors.  This Agreement shall be binding on the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender, and the successors and assigns of the Lender.  The Borrower shall not assign its rights or duties hereunder without the written consent of the Lender.

Section 11.5         Participations and Information.  The Lender may sell participation interests in any or all of the Discretionary Loans and in all or any portion of the Discretionary Facility to any Person.  The Lender may furnish any information concerning the Borrower in the possession the Lender from time to time to participants and prospective participants and may furnish information in response to credit inquiries.

Section 11.6         Severability.  Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.7         Captions.  The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 11.8         Entire Agreement.  This Agreement and the Discretionary Note, and the other Loan Documents, embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 11.9         Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

Section 11.10       Governing Law.  The validity, construction and enforceability of this Agreement and the Discretionary Note shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of laws principles thereof.

Section 11.11       Financing With More Preferable Terms.  To the extent any financing obtained by Borrower has more favorable terms than terms provided to Lender with respect to any Obligations, all as reasonably determined by Lender, then in the Lender’s discretion, such terms shall automatically be adopted into agreements evidencing the Obligations.  Borrower will provide written notice to the Lender of any financing obtained by Borrower, describing the nature thereof and what terms may be more preferable than those existing with respect to the Obligations.  Contemporaneously with such financing, Borrower will provide copies of all documents evidencing such financing to Lender.  Borrower will execute, deliver or endorse any and all instruments, documents, assignments, security agreements, warrants, notes and other agreements and writings which Lender may at any time reasonably request in order to secure, protect, perfect or enforce the rights under this Section.  Nothing in this Section shall be deemed to waive the provisions of this Agreement or any other agreement requiring the Lender’s prior written consent to obtaining any such financing.

(The signature page follows.)

THE PARTIES HERETO have caused this Discretionary Credit Agreement to be executed as of the date first above written.

MEDICALCV, INC.

	By:	/s/ Jules L. Fisher
	Name:	Jules L. Fisher
	Title:	Chief Financial Officer

9725 South Robert Trail
Inver Grove Heights, MN 55077
Attention: Chief Executive Officer
Telephone: (651) 452-3000
Fax: (651) 234-6669

with a copy to:	Avron L. Gordon, Esq.
Briggs and Morgan, P.A.
2400 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Fax (612) 334-8650

PKM PROPERTIES, LLC

	By:	/s/ Paul K. Miller
	Name:	Paul K. Miller
	Title:	Chief Executive Officer

c/o Gracon Contracting, Inc.
606 24th Avenue South, Suite B12
Minneapolis, MN 55454
Attention: Paul K. Miller
Fax: (612) 305-4813

with a copy to:	Charles F. Diessner Esq.
Fredrikson & Byron, P.A.
4000 Pillsbury Center
200 South Sixth Street
Minneapolis, MN 55402-1425
Fax (612) 492-7077

Schedules

9.5           Existing Investments

None.

9.7           Existing Liens

Minnesota Secretary of State

File No.	Debtor	Date	Creditor	Collateral
2015773	CV Dynamics, Inc.	2/27/98	LCA A Division Of Associates	Specific Leased Equipment
2128365	C V Dynamics, Inc.	5/4/99	Dexxon Capital Corporation	Specific Equipment
2197986	CV Dynamics, Inc. d/b/a Medical Incorporated	2/1/00	Dakota Electric Association	Specific Equipment
20024930253	MedicalCV	8/19/02	Segmed, Inc.	Security Interest in Specific Intellectual Property
20036276297	MedicalCV	1/17/03	PKM Properties, LLC	Blanket Lien

The security interest created in favor of Hauser under the May Security Agreement to secure the Hauser Note.